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                                                                    Exhibit 99.1





         FOR IMMEDIATE RELEASE            Contact:  James  P. Kelly
                                                    Director, Investor Relations
                                                    (617) 342-6244
                                                    jim_kelly@cabot-corp.com



                    CABOT CORPORATION ANNOUNCES RESOLUTION OF
                  CONTRACT DISPUTE WITH VISHAY INTERTECHNOLOGY

         BOSTON, MA - (June 6, 2002) - Cabot Corporation (NYSE: CBT) today announced that it has resolved the pending legal dispute regarding its long-term tantalum supply contracts with Vishay Intertechnology, Inc. (NYSE: VSH) and its subsidiaries. In connection with the resolution of the dispute, the parties have entered into amended supply agreements that confirm Vishay's obligation to purchase tantalum products at regular intervals throughout the terms of the contracts, beginning immediately. In addition, subject to certain conditions, prices (starting in 2003) and volumes have been reduced, and the term of one of the supply contracts has been extended for one year.

         "We are very pleased to have resolved this dispute without further legal proceedings," said Kennett F. Burnes, Chairman and CEO of Cabot Corporation. Mr. Burnes went on to say, "The amended contracts will continue to provide substantial value to the Company while normalizing our commercial relationship with a significant and valued customer. Under the revised agreements, we currently expect this year's results from our Performance Materials business to be in the same range as its 2001 results. We remain optimistic about the stability of Cabot's tantalum business and are well prepared to supply all our customers' needs as the electronics industry recovers. While there is still some uncertainty, assuming that the industry conditions remain the same or improve, the business should show significant improvement, perhaps as much as 50%, from this level in fiscal 2003, although likely not to the levels previously indicated."

         The Company's contract dispute with one other customer continues.

         CABOT CORPORATION IS A GLOBAL SPECIALTY CHEMICALS AND MATERIALS COMPANY AND IS HEADQUARTERED IN BOSTON, MASSACHUSETTS. CABOT'S MAJOR PRODUCTS ARE CARBON BLACK, FUMED SILICA, INKJET COLORANTS, AND CAPACITOR MATERIALS. CABOT HAS APPROXIMATELY 4,200 EMPLOYEES IN MORE THAN 45 MANUFACTURING PLANTS AND OFFICES LOCATED IN 23 COUNTRIES AROUND THE WORLD. THE WEBSITE ADDRESS IS
WWW.CABOT-CORP.COM.

         STATEMENTS IN THIS PRESS RELEASE REGARDING THE MANAGEMENT'S EXPECTATIONS OF FUTURE PROFITS, THE POSSIBLE ACHIEVEMENT OF THE COMPANY'S FINANCIAL GOALS AND OBJECTIVES AND MANAGEMENT'S EXPECTATIONS FOR SHAREHOLDER VALUE CREATION INITIATIVES AND FOR THE COMPANY'S PRODUCT DEVELOPMENT PROGRAM ARE FORWARD-LOOKING STATEMENTS. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL EVENTS TO DIFFER MATERIALLY FROM THOSE SUGGESTED OR INDICATED BY SUCH FORWARD-LOOKING STATEMENTS. THESE INCLUDE, AMONG OTHERS, MARKET SUPPLY AND DEMAND CONDITIONS, FLUCTUATIONS IN CURRENCY EXCHANGE RATES, COSTS OF RAW MATERIALS, PATENT RIGHTS OF OTHERS, STOCK MARKET CONDITIONS, DEMAND FOR OUR CUSTOMERS' PRODUCTS, COMPETITORS' REACTIONS TO MARKET CONDITIONS, THE OUTCOME OF


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PENDING LITIGATION AND OTHER FACTORS IDENTIFIED IN THE COMPANY'S ANNUAL REPORT
ON FORM 10-K AND MOST RECENT QUARTERLY REPORTS ON FORM 10-Q FILED WITH THE SEC. THE COMPANY DISCLAIMS ANY CURRENT INTENTION TO UPDATE ANY FORWARD-LOOKING STATEMENTS OR REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS PRESS RELEASE.

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